Exhibit 99.1

Press Release

Investor Contact: Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@walterinvestment.com

FOR IMMEDIATE RELEASE

November 11, 2016

Walter Investment Management Corp. Amends Stockholder Rights Plan

(TAMPA, FL) – Walter Investment Management Corp. (NYSE: WAC) (“Walter Investment” or the “Company”) today announced that it has amended and restated its stockholder rights plan, which was originally adopted on June 29, 2015 and set to expire on June 29, 2017, in order to preserve the value of significant tax assets associated with the Company’s “built-in tax losses” and certain other tax benefits under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”).

Section 382 potentially limits the value of those tax assets upon an “ownership change”. The amendment and restatement of the rights plan was adopted to reduce the likelihood of this occurring by deterring the acquisition of shares that could result in an “ownership change” under Section 382.

In connection with the original adoption of the rights plan, one right was distributed for each share of Walter Investment common stock outstanding on July 9, 2015 and for each share that was issued after that date. The amended rights plan provides, subject to certain exceptions, that if any person or group acquires 4.99% or more of the Company’s outstanding common stock (or other securities that could cause an ownership change), there would be a triggering event potentially resulting in significant dilution in the voting power and economic ownership of that person or group. Existing stockholders who hold 4.99% or more of the Company’s outstanding common stock as of the date of the amended rights plan will trigger a dilutive event only if they acquire additional shares. The other material terms of the existing rights plan are unchanged.

The amended and restated rights plan will continue in effect until the earlier of November 11, 2017 or the full utilization or expiration of the Company’s unrealized tax benefits, unless earlier terminated or redeemed by the Board of Directors of the Company in accordance with the terms of the plan.

Further details about the rights plan will be contained in a Form 8-K to be filed by the Company with the SEC.

About Walter Investment Management Corp.

Walter Investment Management Corp. is a diversified mortgage banking firm focused primarily on the servicing and origination of residential loans, including reverse loans. Based in Tampa, Fla., the Company has approximately 5,000 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on our website is not a part of this release.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, and in our other filings with the SEC.

In addition, this press release may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

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